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                                                                       EXHIBIT 5

                 BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP
                             120 West 45th Street
                           New York, New York 10036


                                           April 30, 1998

Hanover Direct, Inc.
1500 Harbor Boulevard
Weehawken, New Jersey 07087

     Re:   Hanover Direct, Inc.


Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Hanover Direct, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers 3,700,000 shares (the "Shares") of the Company's common stock, par value $0.66 2/3 per share (the "Common Stock").

      We have examined the originals or certified, photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon our examination, as described above, and subject to the assumptions and qualifications stated herein and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                          Very truly yours,


                                          BROWN RAYSMAN MILLSTEIN
                                          FELDER & STEINER LLP